UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

TranSwitch Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 22, 2003

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of TranSwitch Corporation, a Delaware corporation (the “Corporation”), will be held on Thursday, May 22, 2003, at 10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611 for the following purposes:

1.	To elect seven directors to the Corporation’s Board of Directors to serve until the next Annual Meeting of Stockholders;

2.	To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split at up to one-for-twenty, or (ii) not to complete the Reverse Split;

3.	To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2003; and

4.	To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.

The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement that is attached to and made a part of this Notice.

The Board of Directors has fixed the close of business on March     , 2003 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided, or vote electronically through the Internet or by telephone, to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,

Michael C. McCoy

Secretary

Shelton, Connecticut

                , 2003

Three Enterprise Drive

Shelton, Connecticut 06484

PROXY STATEMENT

General

This proxy statement is furnished in connection with the solicitation by the Corporation’s Board of Directors of proxies for use in voting at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2003, at  10:00 A.M., local time, at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, CT 06611, or at any continuation or adjournments thereof.

This proxy statement, the enclosed proxy card and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2002 are being mailed and made available electronically to stockholders entitled to vote at the Annual Meeting on or about             , 2003.

Revocability of Proxies

The execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with the Secretary of the Corporation at any time before it is exercised or (ii) voting in person at the Annual Meeting. Deliveries to the Corporation should be sent to its principal executive office, addressed to Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Record Date; Voting Securities

The Board of Directors has fixed the close of business on March             , 2003 as the Record Date. Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournments thereof. As of the Record Date,              shares of Common Stock, $.001 par value per share, of the Corporation were issued, outstanding and held of record by              stockholders.

Voting and Solicitation

On each proposal submitted to a vote at the Annual Meeting, each stockholder is entitled to cast one vote for each share of Common Stock held as of the record date. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

The persons named as attorneys in the proxies, Dr. Santanu Das and Mr. Peter J. Tallian, were selected by the Board of Directors and are directors and/or named executive officers of the Corporation. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by them, or one of them if both are not available, as stated below. Any stockholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by so marking the proxy in the space provided thereon.

At the Annual Meeting, the stockholders will consider and vote on proposals to: (1) elect the nominated directors; (2) approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation that will allow the Corporation’s Board of Directors to effect a reverse split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share, and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (a) to set the ratio for the Reverse Split at up to one-for-twenty, or (b) not to complete the Reverse Split; (3) ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2003; and (4) to transact such other business as may properly come before the meeting and any continuations or adjournments thereof, as further described in this proxy statement.

Where a choice has been specified on the proxy with respect to the foregoing matters, including the election of directors, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR any such proposal if no specification is indicated.

The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares of Common Stock for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner. In the election of directors, the seven Nominees receiving the highest number of affirmative votes of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting shall be elected as directors. For the Charter Amendment, the affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on that matter, is required for approval. For all other matters being submitted to stockholders of this Annual Meeting, the affirmative vote of a majority of the shares of Common Stock present, in person or represented by proxy, and voting on that matter is required for approval. Shares of Common Stock represented by properly completed proxies that have not been revoked will be voted at the Annual Meeting. For purposes of qualifying as a properly completed proxy, the proxy has to be received, properly marked, dated and signed, or it has been submitted via the Internet or by telephone by following the instructions on the proxy card. An automated system administered by the ADP Investor Communication Services (“ADP”) tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Shares of Common Stock voted to abstain, because they are not affirmative votes for the matter, will have the same effect as votes against the matter. Shares of Common Stock subject to broker “non-votes” are not considered to have been voted for the particular matter and a) regarding the Charter Amendment proposal, are considered votes against the matter and b) regarding all other matters have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares of Common Stock from which the majority is calculated.

Internet and Telephone Voting

For shares that are beneficially owned and held in “street name” through a broker or other nominee, stockholders have the opportunity to vote via the Internet or by telephone by utilizing a program provided through ADP. Votes submitted electronically via the Internet or by telephone through this program must be received by 12:00 midnight, Eastern Daylight Time, on May 21, 2003. The giving of such a proxy will not affect the right to vote in person, should the stockholder decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

Costs of Proxy Solicitation

The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may, if appropriate, retain an independent proxy solicitation firm to assist in soliciting proxies. If the Corporation does so, it will pay such firm’s customary fees and expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES AS DIRECTORS OF THE CORPORATION

Nominees for the Board of Directors

The Board of Directors of the Corporation has nominated seven persons for election as directors of the Corporation at the Annual Meeting (the “Nominees”). All of the Nominees are currently members of the Corporation’s Board of Directors.

The directors of the Corporation are elected annually and hold office until the next annual meeting of stockholders and until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Shares of Common Stock represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for any individual Nominee or for all Nominees will be voted (unless one or more Nominees are unwilling or unable to serve) FOR the election of the Nominees. The Board of Directors knows of no reason why any Nominee should be unwilling or unable to serve, but if such should be the case, proxies will be voted for the election of another person or the Board of Directors may vote to fix the number of directors at a lesser number. A plurality of the votes cast by the stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors.

The following table sets forth the current directors of the Corporation and the Nominees for director to be elected at the Annual Meeting, their ages as of March                 , 2003 and the positions currently held by each such person with the Corporation.

Name	Age	Year First Became a Director of the Board	Position
Dr. Santanu Das	58	1988	Chairman of the Board, Chief Executive Officer and President
Mr. Alfred F. Boschulte (1)(2)	60	1998	Director
Dr. Hagen Hultzsch (3)	62	2001	Director
Mr. Gerald F. Montry (1)(3)	64	2000	Director
Mr. James M. Pagos (2)(3)	55	1999	Director
Dr. Albert E. Paladino (1)(2)	70	1988	Director
Mr. Erik H. van der Kaay (1)(2)(3)	62	1997	Director

(1)	Member of Compensation Committee
(2)	Member of Nominating Committee
(3)	Member of Audit and Finance Committee

There are no family relationships among any of the directors or named executive officers of the Corporation.

Dr. Santanu Das, a founder of the Corporation, has been President, Chief Executive Officer and a director of the Corporation since its inception in 1988 and its Chairman since May 1997. Prior to joining the Corporation, Dr. Das held various positions, including President, with Spectrum Digital Corporation, where he worked from 1986 through 1988. Prior to joining Spectrum Digital Corporation, he held various positions, including Director, Applied Technology Division, of ITT Corporation’s Advanced Technology Center.

Mr. Alfred F. Boschulte became a director of the Corporation in December 1998. Mr. Boschulte has over 30 years of experience in the telecommunications industry and since August 2001, he has served as the Chief Executive Officer of Sky Optix Corporation. Mr. Boschulte currently serves as the Chairman of DETECON, Inc., a telecommunications consulting business, for which he served as President and Chief Executive Officer from January 1999 to September 2002. From September 1998 to December 2000, Mr. Boschulte has served as the Chairman of Independent Wireless One, Inc., a PCS service provider. Mr. Boschulte also served as the Chief Executive Officer of Independent Wireless One, Inc. from September 1998 to October 1999. From January 1996 through December 1997, he served as Managing Director of Exelcomindo, a national cellular service in Indonesia. From December 1994 through December 1995, Mr. Boschulte served as President of Tomcom, L.P., a wireless services corporation, and from November 1990 through December 1994, he served as President and Chairman of Nynex Mobile Communications, a cellular telecommunications corporation.

Dr. Hagen Hultzsch became a director of the Corporation in August 2001 and has more than 35 years of management experience in the technology sector. In December 2001, he retired as Chairman of the Supervisory Board of T-Venture Holding in Bonn, Germany. From 1993 to April 2001, Dr. Hultzsch served as a Member of the Board of Management of Deutsche Telekom, responsible for Research and Development, Information Management & Systems, and Process & Quality Management. Prior to joining Deutsche Telekom, Dr. Hultzsch held executive positions at Volkswagen Group, Electronic Data Systems and Gesellschaft fuer Schwerionenforschung, a large German research organization in Darmstadt, Germany. Dr. Hultzsch also served as an Assistant Professor at Mainz University, including a fellowship at IBM’s Thomas J. Watson Research Center, Yorktown Heights, New York. Dr. Hultzsch also currently serves as a Director of VPI Systems, Inc., SCM Microsystems Inc., Heraeus Tenevo AG and Leybold Optics GmbH. Dr. Hultzsch is chairman of the board of TSI Software and VoiceObjects AG.

Mr. Gerald F. Montry became a director of the Corporation in May 2000. Since 1998, Mr. Montry has been the Managing Partner of Mont Reuil & Company, a venture capital investment firm. Mr. Montry previously served as a Senior Vice President and Chief Financial Officer of DSC Communications, a telecommunications equipment provider, from 1986 until Alcatel acquired it in September 1998. Mr. Montry is also a director of Intervoice Corporation and Accordion Networks, Inc.

Mr. James M. Pagos became a director of the Corporation in April 1999. During the first quarter of 2003, Mr. Pagos became a director of Digital Reliance, Inc., a provider of optimized wireless billing solutions and Netifice Communications, Inc., a provider of advanced IP connectivity solutions. Since May 2001, Mr. Pagos has been the Chief Executive Officer of P TEK, LLC, a consulting and investment company. From November 1999 to April 2001, Mr. Pagos was the President and Chief Executive Officer of Vectant, Inc., a global infrastructure and applications services Corporation. Mr. Pagos previously served as Chief Operating Officer of AT&T Solutions, the managed services division of AT&T Corporation, a telecommunications corporation, from June 1998 to November 1999. He also served as Vice President of AT&T Global Services from 1994 until June 1998 and began his telecommunications career in 1972 with New England Telephone.

Dr. Albert E. Paladino became a director of the Corporation in December 1988. He is the Chairman of the Board of Directors of Telaxis Communications Corporation, a manufacturer of broadband wireless equipment for network access applications, a position he has held since 1992. Dr. Paladino was named Chairman of the Board of Directors of RF Micro Devices, Inc., a manufacturer of radio frequency components for wireless communications, during 2002. Prior to his appointment as the Chairman of the Board of RF Micro Devices, Inc., he was a director since 1992. He was a general partner of Advanced Technology Ventures, a venture capital investment partnership, from 1981 through December 1998, and is now a private investor. Prior to joining Advanced Technology Ventures, Dr. Paladino held senior positions with Raytheon Corporation, GTE Laboratories, the National Institute of Standards and Technology and the Congressional Office of Technology Assessment.

Mr. Erik H. van der Kaay became a director of the Corporation in September 1997. He has also been a member of the Board of Directors of RF Micro Devices, Inc., since 1996 and of COMARCO Inc., since 2001. Since April 1998, he has been President and Chief Executive Officer and in January 2000 he became Chairman of Datum, Inc., which manufactures time and frequency products used in telecommunications and other fields. In May 2002, Datum, Inc. merged with Symmetricom, Inc. and Mr. van der Kaay became the chairman of the board of Symmetricom, Inc. Mr. van der Kaay was employed with Allen Telecom, Inc., a telecommunications corporation from 1990 through April 1998, and last served as its Executive Vice President. Prior to joining Allen Telecom, he was President and Chief Executive Officer of Telaxis Communications Corporation, a manufacturer of broadband wireless equipment for Network Access Applications.

Governance of the Corporation

The business and affairs of the Corporation are managed under the direction of its Board of Directors. The Board of Directors met six times in person, one time via teleconference and acted by written consent once during the fiscal year ended December 31, 2002. Each of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all committees on which he serves. During 2002, the Board of Directors held executive sessions that excluded the Chairman, Chief Executive Officer and President, who is a member of management and not independent.

The Audit and Finance Committee of the Board of Directors, currently consisting of Messrs. Gerald F. Montry (Chairman), Erik H. van der Kaay, James M. Pagos, and Dr. Hagen Hultzsch, reviews with the Corporation’s independent auditors the scope and timing of their audit services and any other services the independent auditors are asked to perform, the independent auditor’s report on the Corporation’s consolidated financial statements following completion of their audit and the Corporation’s policies and procedures with respect to internal accounting and financial controls. In addition, the Audit and Finance Committee makes annual recommendations to the Board of Directors for the appointment of independent auditors for the ensuing year. The Audit and Finance Committee met ten times during the fiscal year ended December 31, 2002.

The Compensation Committee of the Board of Directors, currently consisting of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay and Gerald F. Montry, reviews and evaluates the compensation and benefits of all officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s Third Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan, 1995 Employee Stock Purchase Plan, and the 2000 Stock Option Plan as well as the 1995 Stock Plan of Alacrity Communications, Inc. and 1999 Stock Incentive Plan of Onex Communications Corporation. The Compensation Committee met six times during the fiscal year ended December 31, 2002.

The Nominating Committee of the Board of Directors, currently consisting of Messrs. Alfred F. Boschulte (Chairman), James M. Pagos, Erik H. van der Kaay and Dr. Albert E. Paladino, recruits and reviews potential new members of the Board of Directors and nominates these candidates to the Board of Directors. The Nominating Committee met twice during the fiscal year ended December 31, 2002. The Nominating Committee accepts nominations for directors from the stockholders. Such nominations can be delivered to the Corporation’s principal executive office, addressed to Mr. Michael McCoy, Corporate Secretary, TranSwitch Corporation, Three Enterprise Drive, Shelton, CT 06484.

Compensation of Directors

Directors who are not employees of the Corporation received a stipend of $8,000 per year, payable quarterly. In addition, each Director receives a participation fee of $1,200 for each Board of Directors or subcommittee meeting of the Corporation or any of its subsidiaries attended during 2002. No employee of the Corporation receives separate compensation for services rendered as a director. All directors are reimbursed for expenses in connection with attending Board and committee meetings.

Each non-employee director of the Corporation is also entitled to participate in the Corporation’s 1995 Non-Employee Director Stock Option Plan. Each new director is granted an option for 37,500 shares of Common Stock upon joining the Board, valued at that day’s closing price. The vesting period of this option is one-third immediately, one-third after the first year of service and the remaining one-third after two years of service. Each director is granted an option for 28,800 shares of Common Stock annually on their respective anniversary date, valued at that day’s closing price. These options are one hundred percent (100%) vested after one year of service. The non-employee directors can also participate in the Corporation’s Third Amended and Restated 1995 Stock Plan.

Compensation Committee Interlocks and Insider Participation

Dr. Albert E. Paladino and Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry comprised the Compensation Committee for fiscal year ended December 31, 2002. No person who served as a member of the Compensation Committee was, during the past fiscal year, an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship requiring disclosure herein. No executive officer of the Corporation served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

Codes of Conduct

Since 1995, we have had a Code of Conduct for all employees. We require all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the corporation’s best interest.

In addition, the Corporation has developed a code of conduct for all named executive officers and senior financial personnel. In 2003, all of our named executive officers and senor financial personnel certified that they reviewed and understood their respective Codes of Conduct. As required by the Sarbanes-Oxley Act of 2002, you can view the named executive officers and senior financial personnel signed code of conduct acknowledgements at www.transwitch.com/investors/conduct/.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the Securities and Exchange Commission to determine whether we need to modify our process.

PROPOSAL NO. 2

REVERSE SPLIT

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT THAT WILL ALLOW THE BOARD OF DIRECTORS TO EFFECT A REVERSE SPLIT (THE “REVERSE SPLIT”), AND GRANT TO THE BOARD OF DIRECTORS AUTHORITY, IN ITS SOLE DISCRETION, TO ESTABLISH THE RATIO FOR THE REVERSE SPLIT AT UP TO ONE-FOR-TWENTY, OR NOT TO COMPLETE THE REVERSE SPLIT.

Introduction

The Board of Directors has determined that it is advisable and in the best interests of the Corporation’s stockholders to be granted the authority to effect a Reverse Split of the outstanding Common Stock. The Board of Directors has unanimously approved the presentation to stockholders of a proposal to amend the Corporation’s Amended and Restated Certificate of Incorporation to allow the Board of Directors to effect a Reverse Split of its Common Stock on the terms described in this Proxy Statement. Given the time and expense associated with convening a special meeting of stockholders, which would be required to consider this issue at a later time, the Board of Directors has determined that it is most efficient and in the best interests of the Corporation’s stockholders to seek approval and authorization of a Reverse Split at the Annual Meeting. If this proposal is approved by the Corporation’s stockholders at the Annual Meeting or at an adjournment thereof, the Board of Directors would then have the discretion to implement a Reverse Split, within the parameters of the authority granted at the Annual Meeting, at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2004, without seeking further approval or authorization of the Corporation’s stockholders.

The amendment approved by the Board of Directors does not specify the ratio for the Reverse Split but rather approves a range for a Reverse Split of between one-for-two and one-for-twenty (the “Reverse Split”). As such, in asking the stockholders to approve the Reverse Split, the Board of Directors is also asking the stockholders to grant to them the authority to set the ratio for the Reverse Split. Based on the current market price of the Corporation’s Common Stock, the Reverse Split would be implemented at a ratio of no less than one-for-three. However, an increase in the Corporation’s stock price before the Reverse Split is implemented could cause the Board of Directors to consider a Reverse Split at one-for-two.

If the stockholders approve Proposal No. 2 relating to the Reverse Split at the Annual Meeting, the Board of Directors will be authorized, in its sole discretion, to implement the Reverse Split at any time on or prior to the date of the Corporation’s annual meeting of stockholders to be held in 2004, or to abandon the Reverse Split. The Board of Directors will set the ratio for the Reverse Split or abandon the Reverse Split as it determines is advisable considering relevant market conditions at the time of the Reverse Split. The Board of Directors believes that approval of this discretion, rather than approval of an immediate stock split of a specified ratio, provides the Board of Directors with maximum flexibility to react to current market conditions and to therefore act in the best interests of the Corporation and its stockholders. In setting the ratio for the Reverse Split, the intention of the Board of Directors is to increase the stock price sufficiently above the $1.00 minimum bid price required for continued listing on the Nasdaq SmallCap Market so that the Corporation would not again be faced with delisting for failure to meet the minimum bid price absent a significant percentage decline in its stock price.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of the Corporation’s Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on the Corporation’s stockholders since each stockholder would hold the same percentage of Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). The Reverse Split would not affect the relative voting and other rights that accompany the shares of Common Stock.

Upon the implementation of the Reverse Split, the number of shares of the Corporation’s Common Stock available for issuance will increase significantly because the Corporation is not asking its stockholders to authorize the reduction of the number of shares of authorized stock. The table below shows the number of shares that would be (a) issued and outstanding, (b) authorized and reserved for issuance (representing outstanding stock options and shares reserved for the 4 ½% Convertible Notes due 2005) and (c ) authorized but unreserved for issuance upon the implementation of the Reverse Split at each ratio from one-for-two to one-for-twenty based on the Corporation’s capitalization as of December 31, 2002.

	(A)	(B)	(C )
	Shares Issued	Shares Authorized and	Shares Authorized	Total
	and Outstanding	Reserved for Issuance	but Unreserved	Authorized
As of December 31, 2002	90,131,672	23,662,741	186,205,587	300,000,000
If 1-for-2 Stock Split Enacted	45,065,836	11,831,370	243,102,794	300,000,000
If 1-for-3 Stock Split Enacted	30,043,891	7,887,580	262,068,529	300,000,000
If 1-for-4 Stock Split Enacted	22,532,918	5,915,685	271,551,397	300,000,000
If 1-for-5 Stock Split Enacted	18,026,334	4,732,548	277,241,117	300,000,000
If 1-for-6 Stock Split Enacted	15,021,945	3,943,790	281,034,265	300,000,000
If 1-for-7 Stock Split Enacted	12,875,953	3,380,392	283,743,655	300,000,000
If 1-for-8 Stock Split Enacted	11,266,459	2,957,843	285,775,698	300,000,000
If 1-for-9 Stock Split Enacted	10,014,630	2,629,193	287,356,176	300,000,000
If 1-for-10 Stock Split Enacted	9,013,167	2,366,274	288,620,559	300,000,000
If 1-for-11 Stock Split Enacted	8,193,788	2,151,158	289,655,053	300,000,000
If 1-for-12 Stock Split Enacted	7,510,973	1,971,895	290,517,132	300,000,000
If 1-for-13 Stock Split Enacted	6,933,206	1,820,211	291,246,584	300,000,000
If 1-for-14 Stock Split Enacted	6,437,977	1,690,196	291,871,828	300,000,000
If 1-for-15 Stock Split Enacted	6,008,778	1,577,516	292,413,706	300,000,000
If 1-for-16 Stock Split Enacted	5,633,230	1,478,921	292,887,849	300,000,000
If 1-for-17 Stock Split Enacted	5,301,863	1,391,926	293,306,211	300,000,000
If 1-for-18 Stock Split Enacted	5,007,315	1,314,597	293,678,088	300,000,000
If 1-for-19 Stock Split Enacted	4,743,772	1,245,407	294,010,820	300,000,000
If 1-for-20 Stock Split Enacted	4,506,584	1,183,137	294,310,279	300,000,000

Although the Reverse Split will not have any dilutive effect on the Corporation’s stockholders, the proportion of shares owned by the Corporation’s stockholders relative to the number of shares authorized for issuance at December 31, 2002 will decrease.

Other than shares reserved for issuance upon exercise of outstanding stock options, shares that may be reserved in the future upon future grants of stock options in accordance with the Corporation’s stock option plans, and shares reserved for issuance under the stock purchase plan and upon conversion of the Corporation’s outstanding 4 1/2% Convertible Notes due 2005 which become due in September 2005, the Corporation has no plans at the present time to issue additional shares of its Common Stock. Nevertheless, our Board of Directors may, from time to time, deem it to be in the best interests of the Corporation and its stockholders to enter into transactions and other ventures that may include the issuance of shares of the Corporation’s Common Stock. In that event, the Board of Directors would seek approval of the stockholders if required at that time. The Reverse Split is not part of any plan or proposal to take the Corporation private. Rather, the Reverse Split is intended to enable the Corporation to remain public and its securities to remain tradable on the Nasdaq SmallCap Market.

The Charter Amendment to be filed with the Secretary of State of Delaware will be substantially in the form attached to this Proxy Statement as APPENDIX A, with such changes and modifications as may be required by the Secretary of State of the State of Delaware or deemed advisable and in the best interests of the Corporation’s stockholders by the Board of Directors, including the insertion of the effective time, Effective Date, number of authorized shares and the Reverse Split ratio selected by the Board of Directors. The Reverse Split will become effective upon filing the Certificate of Amendment with the Secretary of State of the State of Delaware or at such later date as may be set forth in the Certificate of Amendment.

Background of the Reverse Split

By letter dated July 19, 2002, the staff of the Nasdaq Stock Market, Inc. (“Nasdaq”) notified the Corporation that its Common Stock had failed to maintain a minimum bid price of $1.00 per share over the last 30 consecutive trading days as required by the Nasdaq National Market under Marketplace Rule 4450(a)(5). Nasdaq further advised the Corporation that it would be given a period of 90 calendar days, or until October 17, 2002, within which to regain compliance with Rule 4450(a)(5) in order to maintain the Corporation’s listing on the Nasdaq National Market. In response to the letter from Nasdaq, the Corporation submitted an application to transfer the listing of its Common Stock to the Nasdaq SmallCap Market. On October 11, 2002, the Corporation announced that Nasdaq had approved its application to transfer the listing of its Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market. The Corporation’s Common Stock commenced trading on the Nasdaq SmallCap Market effective October 14, 2002. As a result of the transfer to the Nasdaq SmallCap Market, the Corporation’s delisting determination was initially extended until January 15, 2003. On December 19, 2002, the staff of Nasdaq notified the Corporation that, since transferring to the Nasdaq SmallCap Market, the Corporation’s Common Stock closing bid price had been $1.00 or greater for at least 10 consecutive trading days. Accordingly, the Corporation was no longer out of compliance.

However, by letter dated March 4, 2003, the staff of the Nasdaq notified the Corporation that its Common Stock had failed to maintain a minimum bid price of $1.00 per share over the last 30 consecutive trading days as required by the Nasdaq SmallCap Market under Marketplace Rule 4310(c)(4). Nasdaq further advised the Corporation that it would be given a period of 180 calendar days, or until September 2, 2003, within which to regain compliance with Rule 4310(c)(4) in order to maintain its listing on the Nasdaq SmallCap Market. If by September 2, 2003 the Corporation’s stock price does not meet the $1.00 closing bid price requirement and assuming that the Corporation meets the other continued listing requirements noted below, the Corporation will be given another period of 180 days to regain compliance with Rule 4310(c)(4) in order to maintain our listing on the Nasdaq SmallCap Market. The closing price for the Corporation’s Common Stock in the period from March 24, 2002 to March 17, 2003 has ranged from a high of $3.34 to a low of $.022. The closing price on                          , 2003 was $            .

The requirements for continued listing on The Nasdaq SmallCap Market are listed below:

•	either (a) stockholders’ equity of $2,500,000, (b) net income in the most recently completed fiscal year or in two of the last three years of $500,000, or (c) market capitalization of $35,000,000;

•	a public float of 500,000 shares;

•	a market value of public float of $1,000,000;

•	a minimum bid price of $1.00 per share;

•	at least two market makers;

•	at least 300 round lot stockholders; and

•	compliance with Nasdaq corporate governance rules.

The Board of Directors believes that it is in the best interest of the Corporation and it’s stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s minimum bid price. The Board of Directors believes that the Corporation satisfies the maintenance criteria, except for the bid price, as of March                 , 2003. After giving effect to the Reverse Split, the Corporation anticipates that it will comply with the requirements for continued listing on the Nasdaq SmallCap Market, although the Corporation cannot assure its stockholders that it will be in compliance (except for bid price) as of the time of the Reverse Split or will remain in compliance after giving effect to the Reverse Split.

Reasons for the Reverse Split

The Board of Directors is proposing authority to implement a Reverse Split to enable the Corporation, if required, to seek to increase the market price per share of its Common Stock in an effort to meet the continued listing requirements of the Nasdaq SmallCap Market. The Board of Directors also believes that an increased per share price of the Corporation’s Common Stock that is expected to result from a Reverse Split may increase the attractiveness of its Common Stock to prospective investors and the financial community.

In reaching its decision to seek and recommend authority to implement a Reverse Split, the Board of Directors considered, among many other factors, the consequences of the Corporation’s Common Stock being delisted. If the Corporation’s Common Stock were delisted, the stock would then be eligible for quotation on the Over-The-Counter (“OTC”) Bulletin Board maintained by Nasdaq, another over-the-counter quotation system or the “pink sheets”. If that occurs, the liquidity and marketability of shares of our Common Stock would decrease. As a result, an investor might find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Corporation’s Common Stock. In addition, if the Corporation’s Common Stock is delisted and the trading price of the Common Stock continues to be less than $1.00 per share, trading in the Corporation’s Common Stock would be subject to certain rules under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” involving persons other than established customers and accredited investors. The additional burdens imposed upon broker-dealers may discourage broker-dealers from effecting transactions in the Corporation’s Common Stock, which may further affect the liquidity of the Common Stock. For the above reasons, the Corporation believes that current and prospective investors will view an investment in its Common Stock more favorably if the shares are listed on the Nasdaq SmallCap Market than if the Common Stock trades on the OTC Bulletin Board. In addition, the Corporation also believes that prospective and actual customers, partners and employees will view being listed on the Nasdaq SmallCap Market more favorably.

The Board of Directors believes that the Reverse Split and anticipated increase in the per share price of the Corporation’s Common Stock should also enhance the acceptability and marketability of the Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of the Corporation’s Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses also frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers’ commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase the Corporation’s Common Stock.

Although the Board of Directors believes that a Reverse Split may be in the best interests of the Corporation and its stockholders, if implemented, the Reverse Split may result in some stockholders owning “odd-lots” of less than 100 shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares. In addition, a Reverse Split will make it more difficult for us to meet other requirements for continued listing on the Nasdaq SmallCap Market relating to the minimum number of shares that must be in the public float and the minimum number of round lot holders.

The Corporation cannot assure you that the Reverse Split will have any of the desired consequences described above.

Required vote for the Reverse Split

The affirmative vote of a majority of the outstanding shares of Common Stock, voting in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares of Common Stock voted to abstain and shares of Common Stock subject to brokers “non-votes” have the practical effect of being votes against the matter.

Effecting the Reverse Split

If approved by stockholders at the Annual Meeting, the Charter amendment to implement a Reverse Split will be effected only upon the Board of Director’s determination that the Reverse Split is then in the best interests of the Corporation and the Corporation’s stockholders and its establishment of an appropriate ratio for the Reverse Split based on factors at the time. The Board of Directors will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Split on the market price of the Corporation’s Common Stock and on the Corporation’s compliance with the Nasdaq listing requirements, and the marketability and liquidity of its Common Stock. Although the Corporation currently expects to file the Charter Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split if Proposal No. 2 is approved by the stockholders at the Annual Meeting, the Board of Directors will determine the actual timing of this filing. Also, if for any reason the Board of Directors deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Certificate of Amendment, without further action by the stockholders of the Corporation. The Reverse Split will be effective as of the Effective Date set forth in the Certificate of Amendment.

Upon the filing of the Certificate of Amendment, without further action on the part of the Corporation or the Corporation’s stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Date would be converted into a lesser number of shares of Common Stock calculated in accordance with the terms of the amendment to our Amended and Restated Certificate of Incorporation (the “New Common Stock”) based on a reverse split ratio of between one-for-two and one-for-twenty. For example, if a stockholder presently holds 100 shares of Common Stock, he, she or it would hold 5 shares of Common Stock following a one-for-twenty reverse split. Stockholders who hold less than the full number of reverse split ratio shares, for example, less than 20 shares if the ratio were set at 1-for-20, would receive cash in lieu of fractional shares, as described below.

After the Effective Date, the Corporation’s Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify the Corporation’s equity securities, and stock certificates with the old CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described in “Effect on registered certificated shares” below.

After the Effective Date, the Corporation will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The Corporation’s Common Stock will continue to be reported on the Nasdaq SmallCap Market under the symbol “TXCC”, although it is likely that Nasdaq will add the letter “D” to the end of the trading symbol for a period of 20 trading days after the Effective Date to indicate that the Reverse Split has occurred.

After the Effective Date, outstanding shares of Common Stock will remain fully paid and non-assessable.

The Corporation will make all necessary filings with Nasdaq as required by Nasdaq Rule 10b-17.

No Fractional Shares

The Corporation would not issue any fractional shares in connection with the Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded down to the nearest whole share. Stockholders who would be otherwise entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of the Corporation’s Common Stock to which the stockholder would be otherwise entitled, multiplied by the closing trading price of the Corporation’s Common Stock on the trading day immediately before the Effective Date.

Effect on the Corporation’s Employees and Directors

If you are an employee or director of the Corporation, the number of shares reserved for issuance under Corporation’s existing stock option and stock purchase plans will be reduced proportionately based on the Reverse Split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of options will be decreased and the exercise price for such options will be increased based on the Reverse Split ratio selected by the Board of Directors.

Effect on Registered and Beneficial Stockholders

Upon a Reverse Split, the Corporation intends to treat stockholders holding the Corporation’s Common Stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding the Corporation’s Common Stock in “street name”. However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, the Corporation encourages you to contact your nominee.

Effect on the Corporation’s 4 ½% Convertible Notes due 2005

If you are a holder of the Corporation’s 4 1/2% Convertible Notes due 2005, the number of the Corporation’s common shares each convertible note is converted into and the conversion price will be adjusted proportionately based on the Reverse Split ratio determined by the Board of Directors.

Effect on the Corporation’s Stock Options, Rights Plan and Par Value

The Reverse Split would reduce the number of shares of Common Stock available for issuance under the Corporation’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”), the Corporation’s 2000 Stock Option Plan (the “2000 Plan”), the Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan”) and the 1995 Employee Stock Purchase Plan (the “Purchase Plan”) as well as the 1995 Stock Plan of Alacrity Communications, Inc. and 1999 Stock Incentive Plan of Onex Communications Corporation (the “assumed plans”) in proportion to the exchange ratio of the Reverse Split. The number of shares of Common Stock currently authorized for issuance but unissued at March     , 2003 under the 1995 Plan, the 2000 Plan, the Non-Employee Director Plan and the Purchase Plan is 7,398,388, 2,181,130, 328,091, and 288,201, respectively as well as zero for the assumed plans (prior to giving effect to the Reverse Split). The par value of the Corporation’s Common Stock would remain at $0.001 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding would be reduced.

The Corporation also has outstanding certain stock options to purchase shares of Common Stock. Under the terms of the outstanding stock options, the Reverse Split will effect a reduction in the number of shares of Common Stock issuable upon exercise of such stock options in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options will be rounded down to the nearest whole share and no cash payment will be made in respect of such rounding. No fractional shares of Common Stock will be issued in connection with the proposed Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Reverse Split will receive cash in lieu of the fractional share as explained more fully below.

The Corporation also has outstanding certain rights (the “Rights”) to purchase shares of Series A Junior Participating Preferred Stock (the “Series A Junior Preferred”). Under the terms of the Rights, the Reverse Split will effect an increase in the number of one one-thousandths of a share of Series A Junior Preferred purchasable upon exercise of such Rights and will effect a proportionate decrease in the aggregate number of Rights. In connection with the Reverse Split, the Board of Directors considered, deemed advisable and adopted a resolution approving a corresponding proposed amendments to the Certificate of Designation of Series A Junior Participating Preferred Stock of the Corporation (the “Certificate of Designation”). If the Reverse Split is implemented, the Certificate of Designation would be amended accordingly. The text of the form of amendments to the Certificate of Designation which would be filed with the Secretary of State of the State of Delaware is set forth in APPENDIX B to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

Effect on Registered “Book-entry” Stockholders

The Corporation’s registered stockholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of the Corporation’s Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

If you hold registered shares in a book-entry form, you do not need to take any action to receive your Reverse Split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to Reverse Split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.

If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Effective Date. By signing and cashing this check, you will represent that you owned the shares for which you received a cash payment. Such cash payment is subject to applicable federal income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the Effective Date of the Reverse Split and the date you receive your payment.

Effect on Registered Certificated Shares

Some of the Corporation’s registered stockholders hold all their shares in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from the Corporation’s transfer agent, EquiServe Trust Company, N.A., (“Transfer Agent”) as soon as practicable after the Effective Date of the Reverse Split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your shares of the Corporation’s Common Stock (“Old Certificates”) to the Transfer Agent. In addition, the letter of transmittal will contain instructions for the surrender of Old Certificates to the Transfer Agent in exchange for certificates representing the appropriate number of whole shares of New Common Stock (“New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the Transfer Agent. Consequently, you will need to surrender your Old Certificates before you will be able to sell or transfer your stock.

Stockholders will then receive a New Certificate or Certificates representing the number of whole shares of New Common Stock into which their shares of Common Stock have been converted as a result of the Reverse Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be canceled and only to represent the number of whole shares of New Common Stock to which these stockholders are entitled.

Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for certificates evidencing shares of New Common Stock.

If an Old Certificate has a restrictive legend on the back of the Old Certificate, a New Certificate evidencing shares of New Common Stock will be issued with the same restrictive legends, if any, that are on back of the Old Certificates (“Restricted Stock”).

Upon receipt of your Old Certificate (s) you may direct the Transfer Agent to issue the appropriate number of shares of New Common Stock electronically in book-entry form under the direct registration system. No new shares in book-entry form will be issued to you until you surrender your Old Certificate(s), together with the properly completed and executed letter of transmittal, to the Transfer Agent. Restricted Stock cannot be issued in book-entry form.

If you are entitled to a payment in lieu of any fractional share interest, such payment will be made as described above under “No Fractional Shares”.

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your New Common Stock if you have not already done so.

All expenses of the exchange and book-entry form of certificates will be borne by us.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE (S). YOU SHOULD NOT SEND YOUR OLD CERTIFICATES TO THE TRANSFER AGENT UNTIL YOU HAVE RECEIVED THE LETTER OF TRANSMITTAL.

Effect on the Number of Outstanding Shares

If the Reverse Split is completed, the number of shares of the Corporation’s Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of the Corporation’s Common Stock owned by each stockholder will remain unchanged. Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 5% of the voting power of the outstanding shares of Common Stock prior to the effectiveness of the Reverse Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the effectiveness of the Reverse Split.

The number of shares of Common Stock that may be purchased upon exercise of outstanding options, and other securities convertible into, or exercisable or exchangeable for, shares of the Corporation’s Common Stock, and the exercise or conversion prices for these securities, will be adjusted in accordance with their terms as of the Effective Date.

The Corporation’s Amended and Restated Certificate of Incorporation authorizes 1,000,000 shares of preferred stock, $.001 par value (the “Preferred Stock”). As of March             , 2003, the Corporation does not have any Preferred Stock issued and outstanding and does not currently anticipate issuing any Preferred Stock. After the Effective Date, the number of shares of Preferred Stock authorized for issuance will not be converted into a lesser number of shares of Preferred Stock calculated in accordance with the terms of the Charter amendment based on the Reverse Split ratio selected by the Board of Directors.

Accounting Consequences

The par value of the Corporation’s Common Stock would remain unchanged at $.001 per share after the Reverse Split. However, the Common Stock as designated on the Corporation’s consolidated balance sheet would be adjusted downward in respect of the shares of the New Common Stock to be issued in the Reverse Split such that the Common Stock would become an amount equal to the aggregate par value of the shares of New Common Stock being issued in the Reverse Split, and that the additional paid in capital as designated on the Corporation’s consolidated balance sheet would be increased by an amount equal to the amount by which the Common Stock was decreased. Additionally, net loss or income per share would increase proportionately as a result of the Reverse Split since there will be a lower number of shares outstanding. We do not anticipate that any other material accounting consequence would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Corporation with another Corporation), the Reverse Split proposal is not being proposed in response to any effort of which we are aware to accumulate the Corporation’s shares of Common Stock or obtain control of the Corporation, nor is it part of a plan by management to recommend to the Board of Directors and stockholders a series of amendments to the Corporation’s Amended and Restated Certificate of Incorporation to effect or deter a change in control. Other than the Reverse Split proposal, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Corporation’s Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Corporation.

No Appraisal Rights

Under the General Corporation Law of the state of Delaware, the Corporation’s stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Certain Federal Income Tax Consequences

The following is a summary of the material anticipated United States federal income tax consequences of the Reverse Split to stockholders of the Corporation. This summary is based on the United States federal income tax laws now in effect and as currently interpreted, and does not take into account possible changes in such laws or interpretations. This summary is provided for general information only and does not address all aspects of the possible federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, this summary does not consider the federal income tax consequences to the Corporation’s stockholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws, and does not address any consequences of the Reverse Split under any state, local, or foreign tax laws.

ACCORDINGLY, YOU ARE ENCOURAGED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO YOU, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX LAWS.

The Corporation believes that, except with respect to cash payments for fractional shares, the Corporation’s stockholders who exchange their Common Stock solely for New Common Stock should generally recognize no gain or loss for federal income tax purposes. A stockholder’s aggregate tax basis in his or her shares of New Common Stock received should be the same as his or her aggregate tax basis in the Common Stock exchanged therefor. The holding period of the New Common Stock received by such stockholder should include the period during which the surrendered Common Stock was held, provided all such Common Stock was held as a capital asset at the Effective Date. Depending on certain facts and circumstances, a stockholder receiving cash in lieu of a fractional share may recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share. Alternatively, in certain circumstances a stockholder receiving cash in lieu of a fractional share may be treated as having received a distribution from the Corporation that may be characterized as a dividend for federal income tax purposes.

The Corporation will not recognize any gain or loss as a result of the Reverse Split.

The Corporation’s beliefs regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each stockholder, depending on the state in which he or she resides.

Certain Risk Factors Associated with the Reverse Split

There can be no assurance that the total market capitalization of the Corporation’s Common Stock (the aggregate value of all the Corporation’s Common Stock at the then market price) after the proposed Reverse Split will be equal to or greater than the total market capitalization before the proposed Reverse Split or that the per share market price of the Corporation’s Common Stock following the Reverse Split will either equal or exceed the current per share market price.

There can be no assurance that the market price per new share of the Corporation’s Common Stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Corporation’s Common Stock outstanding before the Reverse Split. For example, based on the market price of the Corporation’s Common Stock on March     , 2003 of $    .         per share, if the Board of Directors decided to implement the Reverse Split and selects a Reverse Split ratio of one-for-ten, there can be no assurance that the post-split market price of the Corporation’s Common Stock would be $    .         per share or greater. Accordingly, the total market capitalization of the Corporation’s Common Stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of the Corporation’s Common Stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

If the Reverse Split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of the Corporation’s Common Stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Corporation’s Common Stock may not necessarily improve.

A decline in the market price of the Corporation’s Common Stock after the Reverse Split may result in a greater percentage decline than would occur in the absence of a Reverse Split, and the liquidity of the Corporation’s Common Stock could be adversely affected following such a Reverse Split.

If the Reverse Split is effected and the market price of the Corporation’s Common Stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of the Corporation’s Common Stock will, however, also be based on the Corporation’s performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the reduced number of shares that would be outstanding after the Reverse Split could adversely affect the liquidity of the Corporation’s Common Stock.

If the Reverse Split is effected, there is no assurance that the Corporation will comply with the continued listing requirements of the Nasdaq SmallCap Market, which may result in the Corporation’s stock being delisted from the Nasdaq SmallCap Market.

The Board of Directors believes that it is in the best interest of the Corporation and the Corporation’s stockholders to approve the proposal relating to the Reverse Split at this time to give the Board of Directors the flexibility to implement a Reverse Split intended to increase the Corporation’s minimum bid price. However, there are no assurances that after the Reverse Split is completed that the Corporation’s stock will maintain its reverse split adjusted price. Consequently, the Corporation’s stock price could decline below the required $1.00 minimum closing bid price and the Corporation would not be in compliance with the applicable Nasdaq SmallCap Market requirements. Additionally, there are no assurances that the Corporation will continue to meet the remaining continued listing requirements of Nasdaq SmallCap Market after giving effect to the Reverse Split.

Interests of Directors and Executive Officers in Proposal No. 2.

The Corporation’s Directors and Executive Officers have no substantial interests, directly or indirectly, except to the extent of their ownership of shares of the Corporation’s Common Stock.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE

FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE CORPORATION’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003

The Board of Directors, upon the recommendation of the Audit and Finance Committee, has selected the firm of KPMG LLP to serve as independent auditors for the fiscal year ending December 31, 2003. KPMG LLP has served as the Corporation’s independent auditors since fiscal year 1993. An affirmative majority of the votes cast by stockholders present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the selection of KPMG LLP as independent auditors. If the stockholders do not ratify the selection of KPMG LLP, the Board of Directors of the Corporation will review the Corporation’s relationship with KPMG LLP and take such action as it feels is appropriate.

A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of the Record Date certain information regarding the ownership of outstanding shares of Common Stock by (i) each person who, to the knowledge of the Corporation, beneficially owned more than 5% of the outstanding shares of Common Stock, (ii) each director or Nominee of the Corporation, (iii) each Named Executive Officer (as defined under “Compensation and Other Information Concerning Named Executive Officers”) and (iv) all directors and Nominees for Directors and Named Executive Officers as a group. Unless otherwise indicated below, each person listed below maintains a business address in the care of TranSwitch Corporation, Three Enterprise Drive, Shelton, Connecticut 06484 and has sole voting and investing power with respect to all shares of Common Stock owned.

Five Percent Stockholders, Directors, and Named Executive Officers	Shares Beneficially Owned (1)	Percent of Class (2)
Capital Guardian Trust Corporation (3) 333 South Hope Street, 54th Floor Los Angeles, CA 90071-1447	4,929,610	5.47%
Firsthand Capital Management, Inc. (4) 125 South Market, Suite 1200 San Jose, CA 95113	3,693,000	4.09%
Dr. Santanu Das (5)	2,402,366	2.66%
Mr. Peter J. Tallian (6)	281,387	*
Mr. Alfred F. Boschulte (7)	153,937	*
Dr. Hagen Hultzsch (8)	30,750	*
Mr. Gerald F. Montry (9)	119,404	*
Mr. James M. Pagos (10)	186,102	*
Dr. Albert E. Paladino (11)	191,995	*
Mr. Erik H. van der Kaay (12)	239,102	*
All directors and executive officers as a group (9 persons)(13)	3,605,043	4.00%

*	Less than 1% of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the Record Date (“Presently Exercisable Securities”) are deemed outstanding for computing the percentage of the person or entity holding such securities, but are not deemed outstanding for computing the percentage of any other person or entity.
(2)	Percentage of beneficial ownership is based on 90,133,689 shares of Common Stock outstanding as of the Record Date.
(3)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13G filed by this entity with the Securities and Exchange Commission on February 11, 2003.
(4)	In calculating the beneficial ownership of this entity, the Corporation has relied upon the Schedule 13G filed by this entity with the Securities and Exchange Commission on February 13, 2003.
(5)	Consists of 104,440 shares owned and 2,297,926 shares issuable upon exercise of Presently Exercisable Securities.
(6)	Consists of 2,500 shares owned and 278,887 shares issuable upon exercise of Presently Exercisable Securities.
(7)	Consists of 63,787 shares owned and 90,150 shares issuable upon exercise of Presently Exercisable Securities.
(8)	Consists of 2,000 shares owned and 28,750 shares issuable upon exercise of Presently Exercisable Securities.
(9)	Consists of 11,179 shares owned and 108,225 shares issuable upon exercise of Presently Exercisable Securities.

(10)	Consists of 65,002 shares owned and 121,100 shares issuable upon exercise of Presently Exercisable Securities.
(11)	Consists of 97,642 shares owned and 94,353 shares issuable upon exercise of Presently Exercisable Securities.
(12)	Consists of 35,102 shares owned and 204,000 shares issuable upon exercise of Presently Exercisable Securities.
(13)	Consists of 381,652 shares owned and 3,223,391 shares issuable upon exercise of Presently Exercisable Securities.

COMPENSATION AND OTHER INFORMATION CONCERNING NAMED EXECUTIVE OFFICERS

Named Executive Officers

Listed below are the Corporation’s Named Executive Officers and their respective backgrounds, excluding Dr. Santanu Das who is listed under the “Nominee” section of “Proposal No. 1, Election of Directors” in this proxy statement.

Mr. Peter J. Tallian (age 45), Senior Vice President, Chief Financial Officer and Treasurer. Prior to joining the Corporation in February 2001, Mr. Tallian held the position of Executive Vice President and Chief Financial Officer of Metavante Corporation, a wholly owned subsidiary of M&I Corporation, and an outsourcing, business e-commerce, professional services and software provider to banks and financial institutions worldwide, since 1995. Previously, Mr. Tallian held various positions in finance with IBM Corporation from 1982 to 1995.

Mr. Clifford H. Ficke (age 51), Vice President of Worldwide Sales. Prior to joining the Corporation in February 2000, Mr. Ficke was employed by NEC Electronics, a developer, manufacturer and supplier of semiconductor products and a wholly owned subsidiary of NEC Corporation, from January 1993 through January 2000 and last served as Associate Vice President, Corporate Accounts. Mr. Ficke resigned from the Corporation in August of 2002.

Executive Compensation

Summary Compensation.    The following table sets forth the compensation earned by the Corporation’s Chief Executive Officer and each of the other executive officers designated “Named Executive Officers” by the Corporation (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Corporation for the three years ended December 31, 2002.

Summary Compensation Table

		Annual Compensation						Long-Term Compensation
Name and Principal Position	Year	Salary			Bonus			Securities Underlying Options	All Other Compensation
Dr. Santanu Das President, Chief Executive Officer and Chairman of the Board of Directors	2002 2001 2000	$ $ $	300,000 375,000 300,000		$	— — 300,000		318,000 691,353 506,000	$ $ $	7,445 32,394 32,614	(1) (2) (3)
Mr. Clifford H. Ficke (4) Vice President of Worldwide Sales Until August 2002	2002 2001 2000	$ $ $	202,178 275,872 235,116	(5) (7) (9)	$	— — 68,500		58,625 181,250 250,000	$ $ $	46,405 80,602 58,853	(6) (8) (10)
Mr. Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer	2002 2001 2000	$ $	212,500 215,064 —		$	— 150,000 —	(12)	84,860 402,500 —	$ $	5,836 104,169 —	(11) (13)

(1)	Includes $6,000 contributed to defined contribution plans, and $1,445 in premiums paid with respect to term life insurance on behalf of Dr. Das.
(2)	Includes $5,250 contributed to defined contribution plans, $368 in other compensation and $1,445 and $25,331 in premiums paid with respect to term and split dollar life insurance on behalf of Dr. Das. The Corporation no longer contributes to the split dollar life insurance of Dr. Das.

(3)	Includes $5,250 contributed to defined contributions plans and $1,985 and $25,379 in premiums paid with respect to term and split dollar life insurance, respectively, on behalf of Dr. Das. The Corporation no longer contributes to the split dollar life insurance of Dr. Das.
(4)	Mr. Ficke joined the Corporation as an employee in February 2000 and resigned from the Corporation in August of 2002.
(5)	Includes base salary of $90,667, a separation payment of $66,554, and sales commissions of $44,957.
(6)	Includes $405 in premiums paid with respect to term life insurance and $45,645 in relocation expenses.
(7)	Includes base salary of $160,000 and sales commissions of $115,872.
(8)	Includes $566 and $31,087 in premiums paid with respect to term and split dollar life insurance, respectively, and $48,949 in relocation expenses on behalf of Mr. Ficke.
(9)	Includes base salary of $137,019 (annual base salary of $150,000) and sales commissions of $98,097.
(10)	Includes $5,250 contributed to defined contributions plans, $22,221 in relocation expenses and $308 and $31,074 paid in premiums with respect to term and split-dollar life insurance, respectively, on behalf of Mr. Ficke.
(11)	Includes $5,500 contributed to defined contributions plans and $336 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.
(12)	Includes $50,000 sign-on bonus and guaranteed bonus of $100,000.
(13)	Includes $5,250 contributed to defined contributions plans, $98,667 in relocation expenses and $252 in premiums paid with respect to term life insurance on behalf of Mr. Tallian.

Option Grants.    The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 2002 under the Corporation’s Third Amended and Restated 1995 Stock Plan to the Named Executive Officers.

Option Grants in 2002

	Individual Grants							Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options		Percent of Total Options Granted to Employees in Fiscal		Exercise Price		Expiration
Name	Granted		Year (5)		($/Share)(6)		Date	5%		10%
Dr. Santanu Das	250,000 10,000 30,000 20,000 8,000	(2) (4) (3) (4) (4)	7.07 .28 .85 .57 .23	% % % % %	$ $ $ $ $	4.02 1.36 1.36 0.66 0.33	1/23/09 5/23/09 5/23/09 8/14/09 10/24/09	$ $ $ $ $	632,039 5,537 16,610 5,374 1,075	$ $ $ $ $	1,601,711 12,903 38,708 12,523 2,505

Mr. Clifford H. Ficke	50,000 2,375 6,250	(2) (4) (4)	1.41 .07 .18	% % %	$ $ $	4.02 1.36 0.66	1/23/09 5/23/09 8/14/09	$ $ $	126,408 1,315 1,679	$ $ $	320,342 3,064 3,913

Mr. Peter J. Tallian	50,000 2,850 15,000 7,500 7,500 2,010	(2) (4) (3) (2) (4) (4)	1.41 .08 .42 .21 .21 .06	% % % % % %	$ $ $ $ $ $	4.02 1.36 1.36 1.36 0.66 0.33	1/23/09 5/23/09 5/23/09 5/23/09 8/14/09 10/24/09	$ $ $ $ $ $	126,408 1,578 8,305 4,152 2,015 270	$ $ $ $ $ $	320,342 3,677 19,354 9,677 4,696 629

(1)	The potential realizable value is calculated based on the term of the option at the time of grant, which is 7 years. Stock price appreciation of 5% and 10% is based on the fair market value at the time of grant and assumes that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price, pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value does not represent the Corporation’s prediction of its stock price performance. This table does not take into account any appreciation or depreciation in the fair value of the Common Stock from the date of grant to date. There can be no assurance that the actual stock price appreciation over the 7-year option term will be at the assumed 5% and 10% levels or at any other defined level.
(2)	These options have terms of 7 years from the date of grant and become exercisable over four years at the rate of 25% on the date of grant, an additional 12.5% six months thereafter, an additional 12.5% six months thereafter and an additional 6.25% at the end of each three-month period thereafter until such options are fully exercisable.
(3)	These options have terms of 7 years from the date of grant and become exercisable over four years at the rate of 25.0% each six month period thereafter until such options are fully exercisable.
(4)	These options have a term of 7 years from the date of grant and become exercisable over one year at a rate of 50% on the grant date and 50% in one year.
(5)	Options to purchase a total of 3,537,307 shares of Common Stock were granted in fiscal year ended December 31, 2002 to employees (including the Named Executive Officers), under the Corporation’s Third Amended and Restated 1995 Stock Plan and the 2000 Stock Option Plan.
(6)	The exercise price was the fair market value of a share of the Corporation’s Common Stock at the time of grant as determined in accordance with the Corporation’s Third Amended and Restated 1995 Stock Plan. The exercise price may be paid in cash or in shares of the Corporation’s Common Stock valued at fair market value on the exercise date.

Option Exercises and Unexercised Option Holdings.    The following table sets forth certain information concerning option exercises and unexercised stock options held as of December 31, 2002 by each of the Named Executive Officers:

Aggregated Option Exercises and Year End Option Values

			Number of Securities Underlying Unexercised In-the-Money Options at Year End		Value of Unexercised In-the-Money Options at Year End (2)
	Shares Acquired on Exercise	Value Realized (1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Dr. Santanu Das	—	—	14,000	14,000	$1,726	$1,726
Mr. Clifford H. Ficke	—	—	3,125	3,125	$91	$91
Mr. Peter J. Tallian	—	—	4,755	4,755	$470	$470

(1)	Calculated as the difference between the fair market value of the underlying securities at the exercise date of the underlying options and the aggregate exercise price.
(2)	Value is based on the difference between the option exercise price and the fair market value of the Corporation’s Common Stock on December 31, 2002, multiplied by the number of shares of Common Stock underlying the options.

Employment Agreements and Severance Policy.    None of the Named Executive Officers has a long-term employment agreement with the Corporation. The Corporation may terminate the employment of each of the Named Executive Officers at any time.

Change in control and severance information for Dr. Santanu Das.    To help retain the continued services of Dr. Das, the Corporation has entered into a Severance Agreement on September 12, 1997 with Dr. Das that provides for a severance payment equal to his then-current annual base salary and the highest annual bonus paid to him over the preceding five years if the Corporation terminates his employment other than for cause or if

Dr. Das resigns from his position due to a substantial reduction in his responsibility or authority. The Corporation also entered into an Executive Agreement with Dr. Das on September 12, 1997, which provides for severance payments equal to his then-current annual base salary and the highest annual bonus paid to him during the previous five years in the event of a termination without cause within 12 months of a change in control of the Corporation. In the event that Dr. Das is entitled to payments under both agreements, the maximum amount payable to him shall not exceed the greater of the maximum amount due under either agreement.

Change in control and severance information for Mr. Tallian.    If the Corporation, for any reason other than cause, terminates Mr. Tallian he will receive separation pay (base salary only) for six months following his date of separation. Alternatively, if the Corporation terminates Mr. Tallian’s employment without cause within twelve months of a change in control, Mr. Tallian will receive a severance payment equal to six (6) months’ salary and fifty percent (50%) of the highest annual bonus paid to him over the preceding five (5) years. In consideration for this enhanced separation benefit, Mr. Tallian will be obligated to notify the Corporation, in writing, one month in advance, should he decide to terminate his employment with the Corporation. Should Mr. Tallian voluntarily terminate his employment, he will not be entitled to any separation benefit.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2002 with respect to shares of the Corporation’s Common Stock that may be issued under the Corporation’s existing equity compensation plans, including the Corporation’s 1995 Third Amended and Restated Stock Plan (the “1995 Plan”), the Corporation’s 2000 Stock Option Plan (the “2000 Plan”), the 1995 Non-Employee Director Stock Option Plan (the “Non-Employee Director Plan), and the 1995 Employee Stock Purchase Plan (the “Purchase Plan”) as well as the 1995 Stock Plan of Alacrity Communications, Inc. and 1999 Stock Incentive Plan of Onex Communications Corporation.

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted Average Exercise Price of Outstanding Options		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	13,693,879	(3)	$13.44	(3)	8,014,680	(4)
Equity Compensation Plans Not Approved by Stockholders (2)	8,126,026		$15.38		2,181,130

Total	21,819,905		$14.16		10,195,810

(1)	Consists of the 1995 Plan, the Director Plan and the Purchase Plan.
(2)	Consists of the 2000 Plan and shares subject to outstanding options granted under equity compensation plans assumed by the Corporation in connection with mergers and acquisitions of the companies which originally granted those options. No additional options may be granted under the assumed plans.
(3)	Excludes purchase rights accruing under the Purchase Plan which have a stockholder approved reserve of 700,000 shares. Under the Purchase Plan, each eligible employee may purchase up to 600 shares of the Corporation’s Common Stock at semi-annual intervals each year at a purchase price per share equal to 85% of the lower of the fair market value of the Corporation’s Common Stock on the first or last trading day of a purchase period.
(4)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2002, an aggregate of 288,201 shares of the Corporation’s Common Stock were available for issuance under the Purchase Plan.

Compensation Committee Report on Executive Compensation

During fiscal year ended December 31, 2002, the Compensation Committee of the Board of Directors consisted of Dr. Albert E. Paladino (Chairman), Messrs. Alfred F. Boschulte, Erik H. van der Kaay, and Gerald F. Montry, each of whom was an independent, non-employee director. The Compensation Committee reviews and evaluates the compensation and benefits of all executive officers of the Corporation, reviews general policy matters relating to compensation and benefits of employees of the Corporation and administers the Corporation’s Third Amended and Restated 1995 Stock Plan, 1995 Non-Employee Director Stock Option Plan, 1995 Employee Stock Purchase Plan and the 2000 Stock Option Plan.

Compensation Philosophy and Review

The Corporation’s executive compensation program established by the Compensation Committee is designed to provide levels of compensation to assist the Corporation in attracting, motivating and retaining qualified executives by providing a competitive compensation package geared to individual and corporate performance. The Compensation Committee strives to establish performance criteria, evaluate performance and establish base salary, annual bonuses and long-term incentives for the Corporation’s key decision makers based upon performance and to provide appropriate incentives for maximization of the Corporation’s short- and long-term financial results for the benefit of the Corporation’s stockholders.

Elements of Executive Officer Compensation

To meet its objectives, the Compensation Committee has chosen three basic components for the Corporation’s executive compensation program to meet the Corporation’s compensation philosophy. First, base salaries, the fixed regular component of executive compensation, are based upon (i) base salary levels among a competitive peer group, (ii) the Corporation’s past financial performance and future expectations, (iii) the general and industry-specific business environment, and (iv) individual performance. Second, annual bonuses, which are directly linked to the Corporation’s yearly financial and non-financial performance, are designed to provide additional cash compensation based on short-term performance of certain key employees. Third, stock option grants, under the long-term component of executive compensation, are designed to provide performance incentives to and reward executive officers and key employees for delivering value to the Corporation’s stockholders over a longer, measurable period of time. Historically, the Corporation has used the grant of stock options that vest over some measurable period of time to accomplish this objective. During 2002, the Corporation granted additional options to employees as an incentive to offset salary reductions, salary freezes and the elimination of all non-contractual cash incentive programs.

Dr. Santanu Das is the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation. His performance for the fiscal year ended December 31, 2002 was evaluated on the basis of the factors described above applicable to executive officers generally. His base salary was based on a number of factors, including the base salaries of executives performing similar functions for peer companies. The annual bonus and stock option grant components of his compensation, as well as his salary, reflect the Corporation’s financial performance, the continued introduction and commercialization of new products and progress toward achieving business goals, as well as the achievement by Dr. Das of other non-financial goals. In assessing Dr. Das’ performance for fiscal year ended December 31, 2002, the Compensation Committee took into account the degree to which the financial and non-financial goals on which his compensation was based had been achieved. Dr. Das received no bonus during the year ended December 31, 2002.

Policy on Deductibility of Compensation

In general, under Section 162 (m) of the Code, the Corporation cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162 (m) of the Code and the regulations promulgated thereunder. The Compensation Committee has considered the limitations on deductions imposed by Section 162 (m) of the Code, and it is the Compensation Committee’s present intention that, for so long as it is consistent with its overall compensation objective, substantially all tax deductions attributable to executive compensation will not be subject to the deduction limitations of Section 162 (m) of the Code.

Submitted by the Compensation Committee of the Corporation’s Board of Directors,

Dr. Albert E. Paladino (Chairman)

Mr. Alfred F. Boschulte

Mr. Gerald F. Montry

Mr. Erik H. van der Kaay

AUDIT AND FINANCE COMMITTEE REPORT

The Audit and Finance Committee consists of Messrs. Gerald F. Montry, Erik H. van der Kaay, James M. Pagos and Dr. Hagen Hultzsch, each of whom are “independent” as defined in Rule 4200(a)(14) of the Nasdaq listing standards. That is, the Board of Directors has determined that none of the committee members has a relationship to the Corporation that may interfere with his independence from the Corporation and its management. The Audit and Finance Committee believes that each of its members is financially sophisticated and is able to read and understand the consolidated financial statements of the Corporation. Mr. Montry, who serves as Chairman of the Audit Committee, is an “audit committee financial expert” as defined in recently adopted Securities and Exchange Commission rules.

The Audit and Finance Committee, oversees the Corporation’s accounting and financial functions, including matters relating to the appointment and activities of the Corporation’s independent auditors. The Audit and Finance Committee regularly discusses with management and the independent auditors the financial information developed by the Corporation, the Corporation’s systems of internal controls and its audit process. The Audit and Finance Committee recommends to the Board of Directors each fiscal year the appointment of the independent auditors and reviews periodically the auditors’ performance and independence from management. The Audit and Finance Committee met with the independent auditors (both with and without the presence of the Corporation’s management) to review and discuss the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including various matters pertaining to the audit, such as the Corporation’s consolidated financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Corporation.

The Board of Directors has adopted a written charter for the Audit and Finance Committee setting out the audit related functions the Committee is to perform, which is reviewed on an annual basis. The Board of Directors recently amended the Audit Committee charter, which is attached as APPENDIX C. This year, the Audit and Finance Committee reviewed the Corporation’s audited consolidated financial statements and met with both management and KPMG LLP, the Corporation’s independent auditors, to discuss those consolidated financial statements. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit and Finance Committee has received from and discussed with KPMG LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also discussed with KPMG LLP any matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

Based on these reviews and discussions, the Audit and Finance Committee recommended to the Board of Directors that the Corporation’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

The Board of Directors has selected KPMG LLP to audit the Corporation’s financial statements for the fiscal year ending December 31, 2003. The decision of the Board of Directors to appoint KPMG LLP was based on the recommendation of the Audit Committee. Before making its recommendation to the Board of Directors, the Audit and Finance Committee carefully considered that firm’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee’s review also included matters required to be considered under the Commission’s Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the auditors. The Audit Committee expressed its satisfaction with KPMG LLP in all of these respects.

Although the General Corporation Law of Delaware does not require ratification by stockholders, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent auditors at any time during the year if the Board of Directors believes that such a change would be in the best interest of the Corporation and its stockholders. If the stockholders do not ratify the appointment of KPMG LLP, the Board of Directors may reconsider its selection.

Submitted by the Audit and Finance Committee of the Corporation’s Board of Directors,

Mr. Gerald F. Montry (Chairman)

Mr. Erik H. van der Kaay

Mr. James M. Pagos

Dr. Hagen Hultzsch

Fees of Independent Auditors

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the annual audit of the Corporation’s consolidated financial statements for 2002, and fees billed for other services rendered by KPMG LLP for fiscal 2002:

Audit, excluding audit related	$197,986

Financial information systems design and implementation	$—

All other fees:
Audit-related (a)	$43,800
Other non-audit (b)	$313,196

Total all other fees	$356,996

Total fees	$554,982

(a)	Audit-related services consisted principally of the audit of financial statements of an employee benefit plan, review of registration statements, issuance of consents and review of internal controls at certain foreign subsidiaries.
(b)	Other non-audit services consisted of tax compliance, tax planning, and tax consulting strategies.

All non-audit services were reviewed with the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

RELATED PARTY TRANSACTIONS

Systems On Silicon, Inc.    On March 27, 2002 the Corporation acquired Systems On Silicon, Inc. (SOSi) located in Monmouth Junction, New Jersey, which develops highly integrated very large scale integrated (“VLSI”) solutions that address the requirements of converged networks with an initial focus on the Intelligent Integrated Access Device (IAD). This acquisition was a strategic investment aimed at enhancing and expanding the Corporation’s product offering with higher speed solutions for the metro and access markets. As a result of this acquisition, the Corporation paid $0.9 million in cash for the outstanding shares of common stock in SOSi not already owned by the Corporation. The Corporation incurred transaction fees of approximately $0.3 million in conjunction with this purchase. Including the Corporation’s previous investment of approximately $0.4 million, the Corporation’s total investment in SOSi is approximately $1.3 million. Subsequent to December 31, 2002, the Corporation cancelled the product SOSi was developing due to general economic conditions and lower market acceptance of this product.

There was no stock ownership of SOSi by any of the Directors or Officers of the Corporation.

OptiX Networks, Inc. On April 17, 2000, the Corporation announced a strategic technology agreement with OptiX Networks, Inc. Dr. Santanu Das is the Chairman of the Board of Directors of OptiX. At the same time, the Corporation also participated in a preferred round of financing of OptiX through which the Corporation had a net cash investment of $2,553,984 (including the 477,495 shares which the Corporation had purchased in a prior round of financing). Other investors in the preferred round of financing included institutional investors and four directors, including Messrs. Alfred F. Boschulte, James M. Pagos, Erik H. van der Kaay, and Dr. Albert E. Paladino. The Corporation’s directors, as a group, purchased 195,000 shares of convertible preferred stock of OptiX at a cost of $371,417. In November 2001, OptiX closed another preferred round of financing in which the Corporation made an additional investment of $1.1 million. Certain institutional investors and three directors of the Corporation, Messrs. Alfred F. Boschulte, James M. Pagos and Gerald F. Montry, also participated. The Corporation’s directors, as a group, purchased 66,677 shares of preferred stock of OptiX at a cost of $127,000.

On August 26, 2002, the Corporation committed to provide up to $4.0 million in convertible debt financing to OptiX. The directors as a group own approximately 2.2% of OptiX’s outstanding voting equity interests. The Corporation does not consider these ownership interests material, either individually or in the aggregate. The investments in OptiX by the Corporation and certain of its directors were made at the same time and on the same terms and conditions as investments made by other institutional investors in OptiX. As of September 30, 2002, the Corporation changed its accounting method for OptiX from the cost method to the equity method. Under the equity method, the Corporation’s pro-rata share of OptiX’s net loss as well as the impairment of investment assets has been taken into consideration and the Corporation’s investment balance has been adjusted to zero at December 31, 2002.

Accordion Networks, Inc.    On December 17, 2001, the Corporation entered into a strategic technology agreement with Accordion Networks, Inc. At the same time, the Corporation also participated in a preferred round of financing of Accordion through which the Corporation made a cash investment of $1,500,000. Other investors in the preferred round of financing included institutional investors and two directors, Messrs. James M. Pagos and Gerald F. Montry, of the Corporation. The Corporation’s directors, as a group, purchased 1,085,981 shares of preferred stock of Accordion at a cost of $671,363. The directors, as a group, own approximately 3.7% of Accordion’s outstanding voting equity interests. The Corporation and certain of its directors had made investments in Accordion at the same time and on the same terms and conditions as investments made by other institutional investors in Accordion. Mr. Gerald F. Montry is a member of Accordion’s Board of Directors and in his position as a director has received an option to purchase 130,000 shares of the Common Stock of Accordion. The Corporation does not consider these ownership interests material, either individually or in the aggregate. During 2002, the Corporation determined that there were indicators that its investment in Accordion was impaired and accordingly, the Corporation reduced its investment in Accordion, for accounting purposes, by approximately $0.6 million.

Other Transactions.    On May 23, 2002, James M. Pagos received a grant of 5,000 shares at an exercise price of $1.36 per share under the Corporation’s Third Amended and Restated 1995 Stock Plan. This grant was not related to his role as a Director of the Corporation.

STOCK PERFORMANCE GRAPH

The following performance graph compares the percentage change in the cumulative total stockholder return on the Corporation’s Common Stock during the period from December 31, 1997 through December 31, 2002, with the cumulative total return on (i) a group consisting of 159 corporations in the Corporation’s Standard Industrial Classification (SIC) Code 3674—Semiconductors and Related Devices (the “SIC Code 3674 Index”) and (ii) the Nasdaq Composite Index (Total Return) (the “Nasdaq Composite Index”). The comparison assumes $100 was invested on December 31, 1997 in the Corporation’s Common Stock, the SIC Code 3674 Index and the Nasdaq Composite Index and assumes reinvestment of dividends, if any.

FISCAL YEAR ENDED DECEMBER 31,

	1997 (%)	1998 (%)	1999 (%)	2000 (%)	2001 (%)	2002 (%)
The Corporation’s Common Stock.	100.00	519.15	1450.47	2345.06	269.72	41.30
SIC Code 3674 Index.	100.00	150.56	323.94	240.70	195.35	91.91
Nasdaq Composite Index.	100.00	141.04	248.76	304.29	124.64	86.94

*	As adjusted to reflect a three-for-two stock split in the form of a dividend on June 3, 1999, a three-for-two stock split in the form of a dividend on January 11, 2000 and a two-for-one stock split in the form of a dividend on August 10, 2000.

INDEMNIFICATION MATTERS

The Corporation has entered into indemnification agreements with each of its Directors and Named Executive Officers. These agreements require the Corporation to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Corporation.

The Corporation has purchased primary directors’ and officers’ liability insurance from National Union Fire, ACE, Hartford Fire, Royal, X.L. Insurance, and Kemper covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $1.1 million. The Corporation has also purchased directors’ and officers’ liability insurance for prior years from X.L. Insurance Corporation of New York covering all of the Corporation’s Directors and Named Executive Officers at an annual premium cost of $1.2 million. The aggregate annual premium cost for directors’ and officers’ liability insurance was $2.3 million.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL STOCKHOLDERS MEETING

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation’s principal executive offices not later than December 9, 2003 and not before November 10, 2003. Notice should be sent to the attention of the Secretary of the Corporation and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. In order to curtail controversy as to the date on which a proposal will be marked as received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s Directors, Named Executive Officers and holders of more than 10% of the Corporation’s Common Stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Such persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Based solely on its review of the copies of such filings received by it with respect to fiscal 2002 and written representations from certain Reporting Persons, the Corporation believes that each of Dr. Santanu Das and Messrs. Alfred F. Boschulte, and Peter J. Tallian each had one late filing by 77, 33 and 77 days, respectively, due to the changed reporting requirements for option grants under the SEC accelerated time filing requirements for directors and named executive officers, and that all other Reporting Persons complied with all Section 16(a) filing requirements in 2002.

OTHER MATTERS

The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares of Common Stock represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgement of the persons named as attorneys in the proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TranSwich Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:	That, at a meeting of the Board of Directors held on , 200 , the Board of Directors of TranSwitch Corporation (the “Corporation”) duly and validly adopted the following resolution:

RESOLVED:	That a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the “Amendment”), effecting a change in Article FOURTH thereof so that said Article FOURTH shall be amended as set forth in Exhibit A hereto, as recommended to the stockholders of the Corporation for their consideration and approval as being in the best interests of the Corporation.

SECOND:	That the stockholders of the Corporation duly adopted such resolution at the Annual Meeting of Stockholders held on May , 2003, in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD:	That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said TranSwitch Corporation, has caused this certificate to be executed by Santanu Das, its President, Chief Executive Officer and Chairman, and attested to by Peter J. Tallian, its Senior Vice President, Chief Financial Officer and Treasurer, on this              day of             , 200  .

TRANSWITCH CORPORATION

By: _____________________________

        Name: Dr. Santanu Das

        Title: President, Chief Executive      Officer and Chairman of the Board

ATTEST:

By:  ____________________________

Name: Peter J. Tallian

Title: Senior Vice President,

Chief Financial Officer and Treasurer

Exhibit A

The first paragraph of Article FOURTH shall be deleted in its entirety and replaced with the following two paragraphs:

Effective upon the filing of a Certificate of Amendment of the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Date”), each [TWO (2) UP THROUGH TWENTY (20)] shares of Common Stock, $.001 par value per share (the “Old Common Stock”), then issued and outstanding or held in the treasury of the Corporation at the close of business on the Effective Date shall automatically be combined into one (1) share of Common Stock, $.001 par value per share (the “New Common Stock”), of the Corporation without any further action by the holders of such shares of Old Common Stock (and any fractional shares resulting from such exchange will not be issued but will be paid out in cash equal to such fraction multiplied by the closing trading price of the Corporation’s Common Stock on the Nasdaq SmallCap Market on the trading day immediately before the Effective Date). Each stock certificate representing shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been combined; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined below).

The total number of shares of all classes of capital stock, which the Corporation shall have the authority to issue, is 301,000,000 shares, consisting of 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”), and 1,000,000 shares of Preferred Stock, $.01 par value per share (“Preferred Stock”).

APPENDIX B

CERTIFICATE OF AMENDMENT

Of

CERTIFICATE OF DESIGNATION

Of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

Of

TRANSWITCH CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

TranSwitch Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

FIRST:    That a Certificate of Designation of Series A Junior Participating Preferred Stock was originally filed with the Secretary of State of the State of Delaware on October 1, 2001.

SECOND:    That no shares of Series A Junior Participating Preferred Stock have been issued as of the date of this Certificate of Amendment of Certificate of Designation.

THIRD:    That, at a meeting of the Board of Directors held on             , 200  , of the Board of Directors of the Corporation duly and validly adopted the following resolutions:

RESOLVED:	That the designation and amount, and relative rights, preferences, voting powers and other special rights of the shares of the Corporation’s Series A Junior Participating Preferred Stock, and the qualifications, limitations or restrictions thereof, shall be amended and restated as set forth in Exhibit B attached hereto.

RESOLVED:	That the President, Chief Financial Officer or any Vice President and the Secretary or any Assistant Secretary of the Corporation be, and they hereby are, authorized and directed, in the name and on behalf of the Corporation, to file the Certificate of Amendment of Certificate of Designation in accordance with the provisions of Delaware General Corporation Law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

FOURTH:    That the aforesaid resolutions were duly and validly adopted in accordance with the applicable provisions of Section 151 of the General Corporation Law of the State of Delaware and the Certificate of Incorporation and By-Laws of the Corporation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Designation to be executed by Dr. Santanu Das, its President, Chief Executive Officer and Chairman of the Board, this              day of             , 2003

TRANSWITCH CORPORATION

By: _______________________________

Dr. Santanu Das

President, Chief Executive Officer and

Chairman of the Board

Exhibit B

Section 1.  Designation and Amount.    The shares of this series shall be designated as “Series A Junior Participating Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Junior Preferred Stock shall be [ONE HUNDRED THOUSAND (100,000) DIVIDED BY TWO (2) UP THROUGH TWENTY (20)]. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Preferred Stock.

Section 2.  Dividends and Distributions.

(a)    Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount of all cash dividends, and [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

(c)    Dividends due pursuant to paragraph (A) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.  Voting Rights.    The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

(a)    Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    Except as otherwise provided in the Certificate of Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)    Except as set forth herein, or as otherwise required by law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.  Certain Restrictions.

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i)  declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

(ii)  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

(iii)    redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock.

(b)  The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.   Reacquired Shares.    Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Restated Certificate of Incorporation, including any Certificate of Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

Section 6.  Liquidation, Dissolution or Winding Up.    Upon any liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.  Consolidation, Merger, etc.    In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to [1,000 DIVIDED BY TWO (2) UP THROUGH TWENTY (20)] times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.  Amendment.    The Restated Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Junior Preferred Stock, voting together as a single class.

Section 9.  Rank.    The Series A Junior Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

APPENDIX C

TranSwitch Corporation and Subsidiaries

Audit Committee Charter

PURPOSE

The Audit Committee (“Audit Committee” or “Committee”) is a committee of TranSwitch Corporation’s (the “Corporation”) Board of Directors. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling their oversight responsibility to the Corporation’s shareholders, potential shareholders, the investment community, and others.

Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Corporation’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

1.	serve as an independent, competent and objective party to monitor the integrity of the Corporation’s internal control systems relating to the financial reporting process, and monitor compliance with ethical policies and legal and regulatory requirements;

2.	review and evaluate the Corporation’s independent auditor’s qualifications, independence and performance; and

3.	provide an unobstructed avenue of communication among the independent auditors, financial and senior management, and the Board of Directors.

The Committee will fulfill these responsibilities by carrying out the activities enumerated in Responsibilities and Duties Section of this Audit Committee Charter (the “Charter”). In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the authority to engage independent counsel and other advisors as it determines necessary to fulfill its duties.

COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be considered independent if they have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation. Examples of such relationships include:

1.	a director employed by the Corporation or any parent or subsidiary within the past three years;

2.	a director who accepted or had a non-employee Family Member accept payments of more than $60,000 during the current or previous three fiscal years from the Corporation or any of its affiliates, excluding compensation for service on the Board of Directors, benefits under a tax qualified retirement plan or non-discretionary compensation. “Family Member” means any person who is a relative by blood, marriage or adoption or who has the same residence;

3.	a director who is a Family Member of an individual who is, or within the past three years was, employed by the Corporation or by any parent or subsidiary of the Corporation as an executive officer;

4.	a director who is a partner in, or a controlling shareholder or an executive officer of, any organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the organization’s securities) that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current fiscal year or any of the past three fiscal years;

5.	a director of the Corporation employed as an executive officer of another entity where any of the Corporation’s executives serves on the compensation committee of such other entity, or if such relationship existed within the past three years;

6.	a director of the Corporation who was a partner or employee of the Corporation’s independent auditor and worked on the Corporation’s audit within the past three years; and

7.	a director who owns or controls 20% or more of the Corporations’ voting securities, or such lower percentage as may be established from time to time by the Securities and Exchange Commission (SEC) regulations.

Other than in the director’s capacity as a member of the Board of Directors, (1) no director will accept any consulting, advisory or other compensatory fee from the Corporation; or (2) be an affiliated person of the Corporation.

No member of the Committee shall receive any compensation from the Corporation other than director’s fees.

All members appointed to the Committee shall either:

1.	be financially literate, upon appointment, which is defined as, the ability to read and understand fundamental financial statements, such as a balance sheet, income statement and statement of cash flows; or

2.	will be financially literate within a reasonable period of time after appointment to the Committee.

At least one member of the Committee shall be a financial expert, as defined by the Securities and Exchange Commission regulations. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant. Independence and financial ability is to be determined by the Board of Directors in its business judgment.

The members of the Committee shall be elected by the Board of Directors at the annual meeting of the Board of Directors and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by the majority vote of the full Committee membership.

MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with the Board of Directors, management and the independent auditors in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee shall meet in executive session periodically. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Corporation’s consolidated financial statements in accordance with responsibilities and duties discussed below.

RESPONSIBILITIES AND DUTIES

A.    Committee Reporting

The Committee shall:

1.	Review and update this Charter periodically as conditions dictate, but no less than once per year.

2.	Take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

3.	Report to the Board of Directors periodically.

4.	Maintain and approve minutes of each meeting of the Committee.

5.	Perform a self-assessment to evaluate the Committee’s effectiveness.

B.    Internal Controls

The Committee shall:

1.	Discuss with management and the independent auditor the status of internal control recommendations made by the independent auditor. Review management’s responses.

2.	Discuss with management and the independent auditors the adequacy and effectiveness of the Corporation and its subsidiaries accounting and financial controls, including the Corporation and its subsidiaries’ policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Corporation’s Code of Conduct).

3.	Review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditors’ report on management’s assertion.

C.    Independent Auditors

The Committee shall:

1.	Appoint and/or terminate, compensate, and oversee the work of the independent auditors, including resolution of disagreements between management and the independent auditor regarding financial reporting. The committee shall discuss with the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

2.	Pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

3.	At least annually, obtain and review a report by the independent auditors describing: (1) the firm’s internal quality control procedures; (2) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues; and (3) obtain a formal written statement identifying all relationships between the independent auditor and the Corporation. The Committee shall review and discuss with the independent auditor all relationships the auditors have with the Corporation to determine the auditors’ independence and objectivity, and recommend to the Board of Directors any proposed discharge if the Committee determines the auditors are not appropriately independent.

4.	Set clear recruitment policies for employees or former employees of the independent auditors that meet the Sarbanes-Oxley Act of 2002, Securities and Exchange Commission regulations and the Nasdaq listing standards.

5.	Recommend to the Board of Directors the selection of the independent auditor who is accountable to the Committee.

6.	Review the performance of the independent auditors and recommend to the Board of Directors any proposed discharge of the independent auditors when circumstances warrant.

7.	Periodically consult with the independent auditors without the presence of management about internal controls and the completeness and accuracy of the Corporation’s consolidated financial statements.

8.	Receive regular reports from the independent auditor on all critical policies and practices of the Corporation and its subsidiaries, all alternative treatments of financial information within accounting principles generally accepted in the United States that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and all other material written communication between the independent auditor and the management of the Corporation.

D.    Financial Reporting

The Committee shall:

1.	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.	Review the interim consolidated financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditors prior to the filing of the Corporation’s Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

3.	Review with management and the independent auditors the consolidated financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Corporation’s Annual Report on Form 10-K, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the consolidated financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

4.	Consider the independent auditors’ judgments about the quality and appropriateness of the Corporation and its subsidiaries accounting principles as applied in its consolidated financial reporting and consider and approve, if appropriate, material changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent auditors or, management.

5.	Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the consolidated financial statements and the view of each as to appropriateness of such judgments. Review any significant disagreement among management and the independent auditors in connection with the preparation of the consolidated financial statements.

6.	Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

7.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee).

8.	Review and discuss with management and the independent auditor: (a) any material financial or non-financial arrangements of the Corporation which do not appear in the consolidated financial statements; and (b) any transactions or courses of dealing with parties related to the Corporation where the transactions are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties, and where the arrangements or transactions are relevant to an understanding of the Corporation’s consolidated financial statements.

E.    Ethical and Legal Communication and Compliance

The Committee shall:

1.	Review with the Corporation’s counsel:

(a) legal compliance matters including corporate securities trading policies; and

(b) any legal matter that could have a significant impact on the Corporation’s consolidated financial statements.

2.	Perform any other activities consistent with this Charter, the Corporation’s Bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

3.	Review the system for monitoring the Corporation’s compliance with laws and regulations and the results of management’s investigation of, and action taken in connection with, fraudulent acts and accounting irregularities.

4.	Establish a process for the receipt, retention and treatment of complaints or concerns submitted on a confidential and anonymous basis by the Corporation’s employees to an independent representative. Establish a process for the evaluation, investigation and resolution of concerns relating to accounting, internal controls or auditing matters that may be questionable.

F.    Annual Proxy Statement Disclosure

The Committee shall:

1.	Prepare an Audit Committee Report to be included in the Corporation’s annual proxy statement in compliance with the Securities and Exchange Commission regulations.

2.	Prepare the disclosure regarding the Committee’s pre-approval policies and procedures regarding the services of the independent auditor.

3.	Prepare and/or review the Corporation’s disclosure regarding the fees paid to the independent auditor.

4.	Prepare and/or review any other information required to be disclosed pursuant to the Securities and Exchange Commission regulations.

TranSwitch Corporation

Annual Meeting of Stockholders – Thursday, May 22, 2003

Time: 10:00 am local time

Place: Trumbull Marriott Hotel

180 Hawley Lane, Trumbull, Connecticut 06611

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Dr. Santanu Das and Mr. Peter J. Tallian, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of TranSwitch Corporation that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on Thursday, May 22, 2003 at the Trumbull Marriott Hotel, 180 Hawley Lane, Trumbull, Connecticut 06611, and any adjournment or postponement thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Proxy Statement dated             , 2003.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

TRANSWITCH CORPORATION 3 ENTERPRISE DRIVE SHELTON, CT 06484

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TSCORP	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TranSwitch Corporation

1. To elect a Board of Directors for the ensuing year.					To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below
Nominees:	(01) Dr.Santanu Das	For	Withhold	For All
	(02) Mr. Alfred F. Boschulte	All	All	Except
(03) Dr. Hagen Hultzsch
	(04) Mr. Gerald Montry	☐	☐	☐
(05) Mr. James M. Pagos
(06) Dr. Albert E. Paladino
(07) Mr. Erik H. van der Kaay

Vote on Proposals

	For	Against	Abstain

2.    To approve an amendment to the Corporation’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) that will allow the Corporation’s Board of Directors to effect a Reverse Split (the “Reverse Split”) of the Corporation’s Common Stock, $.001 par value per share (the “Common Stock”), and to grant the Corporation’s Board of Directors the authority, in its sole discretion, (i) to set the ratio for the Reverse Split at up to one-for-twenty, or (ii) not to complete the Reverse Split.

	☐	☐	☐

3. To ratify the appointment of KPMG LLP as independent auditors for the year ending December 31, 2003.	☐	☐	☐

4. To transact such other business as may properly come before the meeting and any continuations or adjournments thereof.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date